As filed with the Securities and Exchange Commission on July 26, 2013
Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
METTLER-TOLEDO INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		13-3668641 (I.R.S. Employer Identification Number)
1900 POLARIS PARKWAY COLUMBUS, OH 43240 and IM LANGACHER 44, P.O. BOX MT-100 CH-8606, GREIFENSEE SWITZERLAND 1-614-438-4511 and +41-44-944-22-11
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

METTLER-TOLEDO INTERNATIONAL INC.
2013 EQUITY INCENTIVE PLAN
(Full title of the plans)

JAMES T. BELLERJEAU, ESQ.
1900 POLARIS PARKWAY
COLUMBUS, OH 43240
1-614-438-4511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer X	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,136,097	$216.20	$678,024,171.40	$92,482.50

(1)
This Form S-8 Registration Statement relates to 3,136,097 shares of common stock of Mettler-Toledo International Inc., par value $.01 per share (the “Common Stock”), which may be offered under the Mettler-Toledo International Inc. 2013 Equity Incentive Plan (the “Plan”).

(2)
Includes such additional number of shares as may be required in the event of a stock split, stock dividends or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act based upon the average of the high and low prices of the Registrant's Common Stock, as reported by the New York Stock Exchange on July 19, 2013.

PART I
The documents containing the information specified in this Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) (§230.428(b)(1)) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 (§230.424). These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) (§230.428(a)(1)).
References to “the Company,” “us,” “our,” “we” and “the Registrant” shall mean Mettler-Toledo International Inc., a Delaware corporation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 8, 2013;

(b)	The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 3, 2013 and July 26, 2013 respectively;

(c)	The Company's current report on Form 8-K, filed with the SEC on May 6, 2013; and

(d)
The description of the Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), contained in the Registration Statement on Form 8-A filed with the SEC on December 16, 1997, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 333-35597) (originally filed on September 15, 1997), as amended, including any amendment or report filed for the purpose of updating such description.

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities
Not applicable.
 Item 5.    Interests of Named Experts and Counsel
Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.
Item 6.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (“DGCL”) allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act. The Company's bylaws provide that the Company will indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant's reasonable belief, was in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 102(b)(7) of the DGCL allows for a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.
In addition, we provide indemnity agreements to our officers and directors. Under these indemnity agreements (as well as our bylaws, as above), we must indemnify an indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the indemnitee is involved by reason of having been a director or officer of ours. We are also obligated to advance expenses an indemnitee may incur in connection with such actions before any resolution of the action.
The Company has also purchased directors' and officers' liability insurance, which provides coverage against certain liabilities, including liabilities under the Securities Act.
Item 7.    Exemption from Registration Claimed
Not applicable.
Item 8.    Exhibits

Exhibit Number	Description of Exhibit
4.1
Specimen Form of the Company's Common Stock Certificate (Filed as Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 333-35597), as amended, and incorporated by reference herein).

4.2
Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein).

4.3	Amended By-Laws of the Company (Filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated as of July 23, 2009, and incorporated by reference herein).
4.4	Mettler-Toledo International Inc. 2013 Equity Incentive Plan (Filed as Appendix A to the Company's Proxy Statement filed on March 15, 2013 and incorporated by reference herein).
5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.
23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLC.
24.1	Power of Attorney (included on the signature page included in this Part II).

*Filed herewith.

Item 9.    Undertakings
(a)    The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(i)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time will be deemed to be the initial bona fide offering.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on July 24, 2013.
METTLER-TOLEDO INTERNATIONAL INC.

By:	/s/ William P. Donnelly
William P. Donnelly
Group Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Olivier A. Filliol, William F. Donnelly and James T. Bellerjeau, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Olivier A. Filliol	President and Chief Executive Officer and Director	July 24, 2013
Olivier A. Filliol	(Principal executive officer)

/s/ William P. Donnelly	Group Vice President and Chief Financial Officer	July 24, 2013
William P. Donnelly	(Principal financial and accounting officer)

/s/ Wah-Hui Chu	Director	July 24, 2013
Wah-Hui Chu

/s/ Francis A. Contino	Director	July 24, 2013
Francis A. Contino

/s/ Michael A. Kelly	Director	July 24, 2013
Michael A. Kelly

/s/ Martin Madaus	Director	July 24, 2013
Martin Madaus

/s/ Hans Ulrich Maerki	Director	July 24, 2013
Hans Ulrich Maerki

/s/ George M. Milne	Director	July 24, 2013
George M. Milne

/s/ Thomas P. Salice	Director	July 24, 2013
Thomas P. Salice

/s/ Robert F. Spoerry	Director	July 24, 2013
Robert F. Spoerry

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1
Specimen Form of the Company's Common Stock Certificate (Filed as Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 333-35597), as amended, and incorporated by reference herein).

4.2
Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein).

4.3	Amended By-Laws of the Company (Filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated as of July 23, 2009, and incorporated by reference herein).
4.4	Mettler-Toledo International Inc. 2013 Equity Incentive Plan (Filed as Appendix A to the Company's Proxy Statement filed on March 15, 2013 and incorporated by reference herein).
5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality of the securities being registered.
23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLC.
24.1	Power of Attorney (included on the signature page included in this Part II).
_________________
*Filed herewith